EXHIBIT 21.1
SUBSIDIARIES
FLOWSERVE CORPORATION

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP
ARABIAN SEALS COMPANY, LTD.	Saudi Arabia	40%
AUDCO INDIA LTD.	India	50%
AUDCO ITALIANA S.r.l.	Italy	12.5%
AUDCO LIMITED	United Kingdom	100%
BW/IP NEW MEXICO, INC.	United States	100%
CALDER GmbH	Switzerland	100%
COOPERATIE FLOWSERVE W.A.	Netherlands	100%
DEUTSCHE INGERSOLL-DRESSER PUMPEN GmbH	Germany	100%
EBARA-BYRON JACKSON, LTD.	Japan	40%
EMCOMET	Argentina	100%
FLOW HOLDINGS VI C.V.	Netherlands	100%
FLOWCOM INSURANCE COMPANY, INC.	United States	100%
FLOWSERVE - AL RUSHAID COMPANY LTD	Saudi Arabia	51%
FLOWSERVE (AUSTRIA) GmbH	Austria	100%
FLOWSERVE (MAURITIUS) CORPORATION	Mauritius	100%
FLOWSERVE (THAILAND) LIMITED	Thailand	100%
FLOWSERVE / ABAHSAIN SEAL COMPANY LIMITED	Saudi Arabia	60%
FLOWSERVE AHAUS GmbH	Germany	100%
FLOWSERVE AL MANSOORI SERVICES COMPANY LTD.	United Arab Emirates	49%
FLOWSERVE AUSTRALIA PTY. LTD.	Australia	100%
FLOWSERVE B.V.	Netherlands	100%
FLOWSERVE BELGIUM N.V.	Belgium	100%
FLOWSERVE BERLIN INTERNATIONAL GmbH	Germany	100%
FLOWSERVE CANADA CORP.	Canada	100%
FLOWSERVE CANADA HOLDING CORP.	Canada	100%
FLOWSERVE CANADA LIMITED PARTNERSHIP	Canada	100%
FLOWSERVE CANADIAN HOLDINGS LLC	United States	100%
FLOWSERVE CAYMAN LTD.	Cayman Islands	100%
Flowserve Chengdu Co. Ltd.	China	100%
FLOWSERVE CHILE S.A.	Chile	100%
FLOWSERVE COLOMBIA LTDA.	Colombia	99%

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP
FLOWSERVE CONTROL VALVES GmbH	Austria	100%
FLOWSERVE CV HOLDINGS, LLC	United States	100%
FLOWSERVE CZECH REPUBLIC, s.r.o.	Czech Republic	100%
FLOWSERVE de VENEZUELA C.C.A.	Venezuela	100%
FLOWSERVE DE VENEZUELA LLC	United States	100%
FLOWSERVE DO BRASIL LTDA.	Brazil	100%
FLOWSERVE DORTMUND GmbH & Co. KG	Germany	100%
FLOWSERVE DORTMUND VERWALTUNGS GmbH	Germany	100%
FLOWSERVE DUTCH CANADA HOLDINGS LLC	United States	100%
FLOWSERVE DUTCH CANADA HOLDINGS ULC	Canada	100%
FLOWSERVE DUTCH CANADA LP	Canada	100%
FLOWSERVE DUTCH HOLDINGS LLC	United States	100%
FLOWSERVE EMA V C.V.	Netherlands	100%
FLOWSERVE ESSEN GmbH	Germany	100%
FLOWSERVE EUROPE C.V.	Netherlands	100%
FLOWSERVE FINANCE B.V.	Netherlands	100%
FLOWSERVE FINANCE S.a.r.l.	Luxembourg	100%
FLOWSERVE FLOW CONTROL BENELUX B.V.	Netherlands	100%
FLOWSERVE FLOW CONTROL GmbH	Germany	100%
FLOWSERVE FLUID MOTION AND CONTROL (SUZHOU) CO., LTD.	China	100%
FLOWSERVE FRANCE HOLDING S.A.S.	France	100%
FLOWSERVE FRANCE S.A.S.	France	100%
FLOWSERVE FSD S.A.S.	France	100%
FLOWSERVE GB LIMITED	United Kingdom	100%
FLOWSERVE GERMANY GmbH	Germany	100%
FLOWSERVE GERMANY VERWALTUNGS GMBH & CO. KG	Germany	100%
FLOWSERVE GULF FZE	United Arab Emirates	100%
FLOWSERVE HAMBURG GmbH	Germany	100%
FLOWSERVE HOLDINGS C.V.	Netherlands	100%
FLOWSERVE HOLDINGS COOPERATIEF W.A.	Netherlands	100%
FLOWSERVE HOLDINGS, INC.	United States	100%

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP
FLOWSERVE INDIA CONTROLS PVT. LTD.	India	100%
FLOWSERVE INTERNATIONAL B.V.	Netherlands	100%
FLOWSERVE INTERNATIONAL LIMITED	United Kingdom	100%
FLOWSERVE INTERNATIONAL MIDDLE EAST VALVES LLC	United States	100%
FLOWSERVE INTERNATIONAL, INC.	United States	100%
FLOWSERVE JAPAN CO. LTD.	Japan	50%
FLOWSERVE KAZAKHSTAN LLP	Kazakhstan	100%
FLOWSERVE KOREA LTD.	Korea, Republic of	100%
Flowserve KSM Co. Ltd.	Korea, Republic of	40%
FLOWSERVE LA HOLDINGS LLC	United States	100%
FLOWSERVE LTDA.	Brazil	100%
FLOWSERVE LUXEMBOURG HOLDINGS S.a.r.l.	Luxembourg	100%
FLOWSERVE MANAGEMENT COMPANY	United States	100%
FLOWSERVE MEXICO HOLDINGS LLC	United States	100%
FLOWSERVE MICROFINISH PUMPS PVT. LTD.	India	76%
FLOWSERVE MICROFINISH VALVES PVT. LTD.	India	76%
FLOWSERVE NETHERLANDS C.V.	Netherlands	100%
FLOWSERVE NETHERLANDS LLC	United States	100%
FLOWSERVE NETHERLANDS MANAGEMENT B.V.	Netherlands	100%
FLOWSERVE NETHERLANDS VIII C.V.	Netherlands	100%
FLOWSERVE NEW ZEALAND LIMITED	New Zealand	100%
FLOWSERVE NORWAY AS	Norway	100%
FLOWSERVE NOVA SCOTIA HOLDING CORP.	Canada	100%
FLOWSERVE PERU S.A.C.	Peru	100%
FLOWSERVE PLEUGER S.A.S.	France	100%
FLOWSERVE POMPES S.A.S.	France	100%
FLOWSERVE PORTUGUESA MECANISMOS de CONTROLO de FLUXOS, LDA	Portugal	99.73%
FLOWSERVE PTE. LTD.	Singapore	100%
FLOWSERVE S. de R.L. de C.V.	Mexico	100%
FLOWSERVE S.A.	Spain	100%
FLOWSERVE S.A.S.	France	100%

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP
FLOWSERVE S.R.L.	Argentina	100%
FLOWSERVE S.r.l.	Italy	100%
Flowserve SAAG Sdn. Bhd.	Malaysia	100%
FLOWSERVE SALES INTERNATIONAL, S.A.S.	France	100%
FLOWSERVE SANMAR LIMITED	India	40%
FLOWSERVE SHANGHAI LIMITED	China	100%
FLOWSERVE SINGAPORE LLC	United States	100%
FLOWSERVE SOLUTIONS VIETNAM LTD.	Vietnam	100%
FLOWSERVE SOUTH AFRICA (PROPRIETARY) LIMITED	South Africa	100%
FLOWSERVE SP LLC	Russian Federation	100%
FLOWSERVE SPAIN, S.L.	Spain	100%
FLOWSERVE SPI LLC	United States	100%
FLOWSERVE SWEDEN AB	Sweden	100%
FLOWSERVE US INC.	United States	100%
FLOWSERVE VIETNAM CO., LLC	Vietnam	100%
FLOWSERVE XD CHANGSHA PUMP CO., LTD.	China	50%
FLS CV5 HOLDINGS LLC	United States	100%
FLS DUTCH III C.V.	Netherlands	100%
FLS DUTCH IV C.V.	Netherlands	100%
FLS DUTCH VII C.V.	Netherlands	100%
GESTRA AG	Germany	100%
GESTRA ESPANOLA S.A.	Spain	100%
GESTRA POLONIA SP. Z.O.O.	Poland	100%
HOT TAPPING & PLUGGING C.A.	Venezuela	100%
INDUSTRIAS MEDINA S.A. de C.V.	Mexico	3,660%
INGERSOLL-DRESSER PUMPS S.r.l.	Italy	100%
INMOBILIARIA INDUSTRIAL DE LEON S.A. de C.V.	Mexico	36.6%
INVENSYS FLOW CONTROL AUSTRALIA PTY. LTD.	Australia	100%
KSM CO. LTD	Korea, Republic of	40%
LAWRENCE PUMPS ASIA PTE. LTD.	Singapore	100%
LAWRENCE PUMPS BRASIL INDUSTRIA COMERCIO LTDA.	Brazil	100%
LAWRENCE PUMPS EUROPE B.V.	Netherlands	100%
LAWRENCE PUMPS INDIA PRIVATE LTD.	India	100%

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP
LAWRENCE PUMPS (SHANGHAI) COMPANY LIMITED	China	100%
LIMITORQUE INDIA LIMITED	India	24%
MAQUILADORA INDUSTRIAL DE LEON S.A. de C.V.	Mexico	36.6%
NAF AB	Sweden	100%
NAVAL OY	Finland	100%
OOO FLOWSERVE	Russian Federation	100%
PALMSTIERNA INTERNATIONAL AB	Sweden	100%
PMV-USA, Inc.	United States	100%
PT FLOWSERVE	Indonesia	100%
SUFA FLOWSERVE NUCLEAR POWER EQUIPMENT (Suzhou) Co, Ltd.	China	45%
THOMPSONS, KELLY & LEWIS PTY. LIMITED	Australia	100%
VALBART S.r.l.	Italy	100%
VALBART USA INC.	United States	100%
WORTHINGTON S.r.l.	Italy	100%
YKV CORPORATION	Japan	15%